UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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MRI Interventions, INC.
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MRI Interventions, Inc.

5 Musick

Irvine, California 92618

June 6, 2016

Dear Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of MRI Interventions, Inc. to be held on Thursday, June 30, 2016 at 9:00 a.m., Central Time, at the offices of Bass, Berry & Sims PLC, 100 Peabody Place, Suite 1300, Memphis, Tennessee 38103. Holders of record of our common stock as of June 3, 2016 are entitled to notice of and to vote at the Special Meeting.

With this letter, we have enclosed a copy of our Notice of Special Meeting of Stockholders, Proxy Statement and Proxy Card, which describe the business to be conducted at the meeting. As discussed in the enclosed documents, the Special Meeting is being held primarily for our stockholders to vote on a proposal to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock. On May 26, 2016, we filed a registration statement relating to a proposed public offering of shares of our common stock and warrants to purchase shares of our common stock. In connection with that public offering, we intend to “uplist” our common stock from the OTCQB Venture Marketplace to The Nasdaq Capital Market. But, to satisfy one of the criteria for an initial listing on The Nasdaq Capital Market, we need to implement a reverse stock split. As such, we strongly urge our stockholders to vote for the reverse stock split proposal.

It is important that your shares be represented and voted at the Special Meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed Proxy Card and return it promptly in the enclosed postage-paid envelope to ensure your shares will be represented. If you attend the Special Meeting, you may, of course, withdraw your proxy should you wish to vote in person. Also, all registered stockholders and most beneficial stockholders may vote by telephone or through the Internet. Instructions for using these convenient services are explained on the enclosed Proxy Card.

Your vote is very important. We urge you to vote your proxy as soon as possible.

We look forward to seeing you at the Special Meeting.

Very truly yours,

Francis P. Grillo

Chief Executive Officer and President

Your Vote Is Important

Please mark, sign and date your Proxy Card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the meeting. Registered stockholders and most beneficial stockholders may also vote via telephone or through the Internet.

MRI Interventions, Inc.

5 Musick

Irvine, California 92618

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 30, 2016

A Special Meeting of Stockholders of MRI Interventions, Inc. will be held on Thursday, June 30, 2016 at 9:00 a.m., Central Time, at the offices of Bass, Berry & Sims PLC, 100 Peabody Place, Suite 1300, Memphis, Tennessee 38103, for the following purposes:

1.	To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of 1-for-15, 1-for-20, 1-for-25, 1-for-30, 1-for-35 or 1-for-40, with the specific ratio and effective time of the reverse stock split to be determined by our Board of Directors (Proposal 1);

2.	To approve one or more adjournments to the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1 (Proposal 2); and

3.	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

Only those stockholders of record at the close of business on June 3, 2016 are entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. On that day, 95,914,044 shares of common stock were outstanding. Each share entitles the holder to one vote.

The accompanying Proxy Statement is being sent, beginning approximately June 8, 2016, to all stockholders of record at the close of business on June 3, 2016, the record date fixed by our Board of Directors.

By Order of the Board of Directors,

Harold A. Hurwitz

Chief Financial Officer and Secretary

 MRI Interventions, Inc.

5 Musick

Irvine, California 92618

Proxy Statement for Special Meeting of Stockholders

Important notice regarding the availability of proxy materials for the stockholders meeting to be held on THURSDAY, JuNE 30, 2016:

THIS PROXY STATEMENT IS ALSO AVAILABLE ON THE INTERNET AT WWW.CSTPROXY.COM/MRIINTERVENTIONS/SM2016.

GENERAL INFORMATION

What is this document?

This document is the Proxy Statement of MRI Interventions, Inc. for a Special Meeting of Stockholders, or the “Special Meeting,” to be held at 9:00 a.m., Central Time, on Thursday, June 30, 2016. This document and the enclosed Proxy Card are first being mailed or given to stockholders on or about June 8, 2016.

We refer to MRI Interventions, Inc. throughout this document as “we,” “us” or the “Company”.

What is the date and time of the Special Meeting?

The Special Meeting is scheduled to be held on Thursday, June 30, 2016, at 9:00 a.m. Central Time.

Where will the Special Meeting be held?

The Special Meeting is being held at the offices of Bass, Berry & Sims PLC at 100 Peabody Place, Suite 1300, Memphis, Tennessee 38103. To obtain directions to be able to attend the meeting and vote in person, contact our Corporate Secretary at (949) 900-6833.

Why am I receiving this Proxy Statement?

You are receiving this Proxy Statement because you were one of our stockholders of record on June 3, 2016, the record date for the Special Meeting. We are sending this Proxy Statement and the form of Proxy Card to solicit your proxy to vote upon the matters at the Special Meeting.

What is a proxy?

It is your legal designation of another person, called a “proxy,” to vote the stock you own. The document that designates someone as your proxy is also called a proxy, or a “Proxy Card”.

Who is paying the costs to prepare this Proxy Statement and solicit my proxy?

We will pay all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement and the form of Proxy Card.

Who is soliciting my proxy, and will anyone be compensated to solicit my proxy?

Your proxy is being solicited by and on behalf of our Board of Directors, or our “Board.” We have retained Morrow & Co., LLC, 470 West Ave., Stamford, Connecticut 06902, to aid in the solicitation of proxy materials for an estimated fee of $9,000 plus expenses. In addition to solicitation by use of the mails, proxies may be solicited by our officers and employees in person or by telephone, electronic mail, facsimile transmission or other means of communication. Our officers and employees will not be additionally compensated, but they may be reimbursed for out-of-pocket expenses in connection with any solicitation. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners.

What is MRI Interventions, Inc., and where is it located?

We are a medical device company that develops and commercializes innovative platforms for performing minimally invasive surgical procedures in the brain and heart under direct, intra-procedural magnetic resonance imaging, or “MRI,” guidance. We have two product platforms. Our ClearPoint® system, which is in commercial use, is used to perform minimally invasive surgical procedures in the brain. We anticipate that our ClearTrace® system, which is a product candidate still in development, will be used to perform minimally invasive surgical procedures in the heart. In 2015, we suspended development of our ClearTrace system to enable us to focus our resources on our ClearPoint system. Both systems utilize intra-procedural MRI to guide the procedures and are designed to work in a hospital’s existing MRI suite. Our principal executive office is located at 5 Musick, Irvine, California 92618, and we also conduct our principal operations, including component processing, final assembly, packaging and distribution activities for our ClearPoint system, at that facility.

Where is our common stock traded?

Our common stock is currently traded in the over-the-counter market and quoted on the OTCQB Venture Marketplace organized by the OTC Markets Group Inc., as well as the OTC Bulletin Board, under the symbol “MRIC.”

VOTING MATTERS

Who is entitled to attend and vote at the Special Meeting?

Only stockholders of record at the close of business on the record date, June 3, 2016, are entitled to receive notice of the Special Meeting and to vote the shares for which they are stockholders of record on that date at the Special Meeting, or any postponement or adjournment of the Special Meeting. A list of our stockholders will be open to the examination of any stockholder, for any purpose germane to the Special Meeting, at our principal executive office for a period of ten days prior to the Special Meeting. On June 3, 2016, we had 95,914,044 shares of common stock outstanding.

Stockholders of Record: Shares Registered in Your Name. If at the close of business on June 3, 2016 your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the enclosed Proxy Card or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If at the close of business on June 3, 2016 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on and what does the Board recommend?

You will be asked to vote on the following items:

○     Proposal 1: To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of 1-for-15, 1-for-20, 1-for-25, 1-for-30, 1-for-35 or 1-for-40, with the specific ratio and effective time of the reverse stock split to be determined by our Board; and

Our Board recommends that you vote:

○   “FOR” Proposal 1, the approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of 1-for-15, 1-for-20, 1-for-25, 1-for-30, 1-for-35 or 1-for-40, with the specific ratio and effective time of the reverse stock split to be determined by our Board; and

○     Proposal 2: To approve one or more adjournments to the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1.

○    “FOR” Proposal 2, the approval of one or more adjournments to the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1.

May other matters be raised at the Special Meeting? How will the meeting be conducted?

We currently are not aware of any business to be acted upon at the Special Meeting other than the two matters described above. Under Delaware law and our governing documents, no other business aside from procedural matters may be raised at the Special Meeting unless proper notice has been given to us by the stockholders. If other business is properly raised, your proxies have authority to vote in their discretion, including to adjourn the Special Meeting.

The Chairman of the Special Meeting has broad authority to conduct the Special Meeting so that the business of the Special Meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the Special Meeting. The Chairman of the Special Meeting is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Special Meeting proceeds in a manner that is fair to all participants.

Do any of the proposals entitle me to a dissenter’s right of appraisal?

Our stockholders are not entitled to dissenters’ rights of appraisal or any similar dissenters’ rights in connection with any of the proposals to be voted on at the Special Meeting. Furthermore, we do not intend to independently provide our stockholders with any such rights.

How do I vote?

For Proposals 1 and 2, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote in person at the Special Meeting, vote by proxy using the enclosed Proxy Card, vote by proxy over the telephone or vote by proxy on the Internet. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Special Meeting, and we will give you a ballot when you arrive.

•	To vote using the enclosed Proxy Card, simply complete, sign and date the enclosed Proxy Card and return it promptly in the postage paid envelope provided. If you return your signed Proxy Card to us before the Special Meeting, we will vote your shares as you direct.

•	To vote over the telephone, call the toll-free number (for residents of the United States) listed on your Proxy Card and follow the instructions provided by the recorded message. Your vote must be received by 7:00 p.m. Eastern Time on June 29, 2016 to be counted.

•	You can choose to vote your shares at any time using the Internet site identified on your Proxy Card. This site will give you the opportunity to make your selections and confirm that your instructions have been followed. We have designed our Internet voting procedures to authenticate your identity by use of a unique control number found on the enclosed Proxy Card. To take advantage of the convenience of voting on the Internet, you must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by you. We do not charge any separate fees for access to the Internet voting site. Your vote must be received by 7:00 p.m. Eastern Time on June 29, 2016 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a Proxy Card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete and mail the Proxy Card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What if I return a Proxy Card but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and return a signed and dated Proxy Card without marking any voting selections, your shares will be voted as follows:

•	“FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of 1-for-15, 1-for-20, 1-for-25, 1-for-30, 1-for-35 or 1-for-40, with the specific ratio and effective time of the reverse stock split to be determined by our Board; and

•	“FOR” the approval of one or more adjournments to the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1.

If any other matter is properly presented at the Special Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares as recommended by our Board or, if no recommendation is given, will vote your shares using his or her best judgment.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee and you do not provide that organization with voting instructions, that organization will determine if it has the discretionary authority to vote on the particular matter. On certain “routine” matters, your broker or other nominee has the discretionary authority to vote your shares if you do not provide voting instructions. On matters considered to be “non-routine,” your broker or other nominee cannot vote your shares without your voting instructions. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority. We believe Proposal 1, the approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock, and Proposal 2, the approval of one or more adjournments to the Special Meeting, are considered routine matters for this purpose. Accordingly, we believe that if you do not give any instructions, your broker or other nominee will be permitted to vote your shares at the Special Meeting in relation to these proposals. However, if you own shares through your broker, bank or other nominee, please be sure to instruct that organization how to vote to ensure that your vote is counted on the proposals.

Can I change my mind and revoke my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting.

If you are the record holder of your shares, you may revoke your proxy in any of the following ways:

•	You may submit another properly completed proxy bearing a later date;

•	You may send a written notice that you are revoking your proxy to MRI Interventions, Inc., Attn: Corporate Secretary, 5 Musick, Irvine, California 92618; or

•	You may attend the Special Meeting and notify the election officials at the Special Meeting that you wish to revoke your proxy and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by that organization to revoke your proxy.

What if I receive more than one Proxy Card?

Multiple Proxy Cards mean that you have more than one account with brokers or our transfer agent. Please vote all of your shares. We also recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004, and it can be reached at (212) 509-4000.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes with respect to Proposals 1 and 2. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting. Abstentions will be counted towards the tabulation of shares present in person or represented by proxy and entitled to vote and will have the same effect as “AGAINST” votes on Proposals 1 and 2. Although broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares present in person or represented by proxy and entitled to vote with respect to a particular proposal. Therefore, a broker non-vote will not affect the outcome of the vote on Proposal 2. Broker non-votes will, however, have the same effect as an “AGAINST” vote on Proposal 1.

What is the vote required for each proposal?

•	To be approved, Proposal 1, the approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of 1-for-15, 1-for-20, 1-for-25, 1-for-30, 1-for-35 or 1-for-40, with the specific ratio and effective time of the reverse stock split to be determined by our Board, must receive a “FOR” vote from at least a majority of the issued and outstanding shares of our common stock.

•	To be approved, Proposal 2, the approval of one or more adjournments to the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal 1, must receive a “FOR” vote from at least a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote.

How many shares must be present to constitute a quorum for the Special Meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Special Meeting or by proxy. On June 3, 2016, the record date, there were 95,914,044 shares outstanding and entitled to vote. Thus, at least 47,957,023 shares must be represented by stockholders present at the Special Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. If there is no quorum, either the Chairman of the meeting or a majority of the votes present in person or represented by proxy at the Special Meeting may adjourn the Special Meeting to another date.

How many votes do I have and can I cumulate my votes?

You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final results are expected to be published in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission, or the “SEC,” on or before the fourth business day following the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days following the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

Approval of Amendment to Amended and Restated

Certificate of Incorporation to Effect

Reverse Stock Split of Common Stock

Our Board has unanimously approved, and recommended that our stockholders approve, an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of 1-for-15, 1-for-20, 1-for-25, 1-for-30, 1-for-35 or 1-for-40, with the specific ratio and effective time of the reverse stock split to be determined by our Board. We refer to that reverse stock split as the “Reverse Stock Split”. If the stockholders approve this proposal and our Board decides to implement the Reverse Stock Split, we will file a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The form of proposed Certificate of Amendment that would implement the Reverse Stock Split is attached to this Proxy Statement as Appendix A. We refer to that Certificate of Amendment as the “Reverse Split Amendment”. If our Board does not decide to implement the Reverse Stock Split within one year from the date of the Special Meeting, or any adjournment or postponement thereof, the authority to implement the Reverse Stock Split granted by stockholder approval of this proposal will terminate.

Purpose of the Reverse Stock Split

We are submitting this proposal to our stockholders for approval in connection with our plan to “uplist” our common stock from the OTCQB Venture Marketplace to The Nasdaq Capital Market. We believe an uplisting of our common stock to The Nasdaq Capital Market will make our common stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Stock Split is in our stockholders’ best interests.

We believe that the Reverse Stock Split is our best option to meet one of the criteria to obtain an initial listing on The Nasdaq Capital Market. The Nasdaq Capital Market requires, among other criteria, an initial bid price of least $4.00 per share and, following initial listing, maintenance of a continued price of at least $1.00 per share. On June 3, 2016, the last reported sale price of our common stock on the OTCQB was $0.26 per share. A decrease in the number of outstanding shares of our common stock resulting from the Reverse Stock Split should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would remain over the minimum bid price requirement of The Nasdaq Capital Market following the Reverse Stock Split.

In addition, we believe that the low per share market price of our common stock impairs its marketability to and acceptance by institutional investors and other members of the investing public and creates a negative impression of us. Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, we believe many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, we believe the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the pricing of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of shares of our common stock.

Further, we believe that a higher stock price could help us establish business development relationships with other companies. Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect our reputation in our business community. In practice, however, we believe that potential business development partners may be less confident in the prospects of a company with a low stock price, and are less likely to enter into business relationships with a company with a low stock price. If the Reverse Stock Split successfully increases the per share market price of our common stock, we believe this may increase our ability to attract business development partners.

We further believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the Reverse Stock Split successfully increases the per share market price of our common stock, we believe this increase will enhance our ability to attract and retain employees and service providers.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock in order to meet one of the initial listing criteria of The Nasdaq Capital Market and to attract new investors. However, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the per share market price of our common stock. As a result, we cannot assure you that the Reverse Stock Split, if implemented, will result in the intended benefits described above, that the per share market price of our common stock will increase following the Reverse Stock Split or that the per share market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the per share market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split could be lower than the total market capitalization before the Reverse Stock Split. Likewise, the possibility also exists that liquidity may be adversely affected by the reduced number of shares which will be outstanding following the Reverse Stock Split, particularly if the per share market price of our common stock begins a declining trend after the Reverse Stock Split is implemented.

Reverse Stock Split Ratio

The specific reverse stock split ratio will be determined by our Board, in its discretion, from among the various stockholder-approved ratios. We believe that enabling our Board to set the exact ratio will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for us and our stockholders. In determining the ratio following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

•	the initial listing criteria of The Nasdaq Capital Market;

•	the historical trading price and trading volume of our common stock;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the number of shares of our common stock then outstanding, and the number of shares of common stock issuable upon exercise of options and warrants then outstanding;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	the anticipated impact in connection with our proposed public offering; and

•	prevailing general market and economic conditions.

Implementing the Reverse Stock Split

If this proposal is approved, our Board will have the authority, but not the obligation, in its discretion and without any further action on the part of the stockholders, to effect the Reverse Stock Split at any time within one year from the date of the Special Meeting, or any adjournment or postponement thereof, that the Board believes to be most advantageous to us and our stockholders. The Reverse Stock Split will become effective upon the filing of the Reverse Split Amendment with the Secretary of State of the State of Delaware, which is referred to as the “Effective Time”. However, our Board will retain the authority, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Split Amendment, our Board, in its discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If the Reverse Stock Split Amendment is not filed with the Secretary of State of the State of Delaware within one year following the Special Meeting, or any adjournment or postponement thereof, the Reverse Stock Split will be abandoned without any further effect.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. In lieu of issuing fractions of shares, holders will be entitled to receive a cash payment equal to the fractional share amount multiplied by the last reported sale price of a share of our common stock on the OTCQB prior to the Effective Time (as adjusted to reflect the Reverse Stock Split).

Impact of the Reverse Stock Split, if Implemented

Outstanding Shares of Common Stock

If this proposal is approved and the Reverse Stock Split is implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of common stock. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, subject to the treatment of fractional shares. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power, dividend rights, liquidation rights or other rights associated with ownership of our common stock, subject to the treatment of fractional shares.

The following table sets forth, as of June 3, 2016 and for illustrative purposes only, the number of outstanding shares of common stock that would result from the possible Reverse Stock Split ratios, without giving effect to the treatment of fractional shares. The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the actual ratio that is determined by our Board and the treatment of fractional shares.

	As of June 3, 2016
	Outstanding Shares of Common Stock	Outstanding Shares of Common Stock
Reverse Stock Split Ratio	Prior to Reverse Stock Split	After Reverse Stock Split
1-for-15	95,914,044	6,394,270
1-for-20	95,914,044	4,795,703
1-for-25	95,914,044	3,836,562
1-for-30	95,914,044	3,197,135
1-for-35	95,914,044	2,740,402
1-for-40	95,914,044	2,397,852

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our common stock, and stock certificates with the former CUSIP number will need to be exchanged for shares of common stock with the new CUSIP number by following the procedures described below. However, until such exchange is made, the old stock certificates will automatically represent the new, post-Reverse Stock Split number of shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”.

Authorized and Reserved Shares of Common Stock

We are currently authorized to issue up to 200,000,000 shares of common stock, par value $0.01 per share. The Reverse Stock Split will not impact the total authorized number of shares of common stock or the par value of the common stock.

The following table sets forth, as of June 3, 2016 and for illustrative purposes only, (1) the number of authorized but unissued shares of common stock reserved for issuance pursuant to our equity compensation plans and outstanding options and warrants, and (2) the number of authorized but unissued and unreserved shares of common stock, in each case that would result from the possible Reverse Stock Split ratios, without giving effect to the treatment of fractional shares. The actual number of shares after giving effect to the Reverse Stock Split, if implemented, will depend on the actual ratio that is determined by our Board and the treatment of fractional shares.

	As of June 3, 2016
	Authorized But Unissued	Authorized But Unissued
	Shares of Common Stock	Shares of Common Stock
	Reserved for Future Issuance	Not Reserved for Future Issuance
Prior to Reverse Stock Split	51,131,077	52,954,879
1-for-15 Reverse Stock Split	3,408,739	190,196,991
1-for-20 Reverse Stock Split	2,556,555	192,647,742
1-for-25 Reverse Stock Split	2,045,245	194,118,193
1-for-30 Reverse Stock Split	1,704,370	195,098,495
1-for-35 Reverse Stock Split	1,460,889	195,798,709
1-for-40 Reverse Stock Split	1,278,278	196,323,870

We are currently authorized to issue up to 25,000,000 shares of preferred stock, par value $0.01 per share, none of which is issued and outstanding. The Reverse Stock Split will not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Our Board believes that maintaining the same number of authorized shares of common and preferred stock, and thereby increasing the number of shares of common stock available for future issuance, will provide us greater flexibility to use our common stock for business and financial purposes in the future. These purposes could include, among others, raising capital, establishing strategic relationships with other companies, providing equity incentives to employees, directors, consultants and advisors, and expanding our business through the acquisition of other businesses, products or technologies. However, we currently have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the Reverse Stock Split, with the exception of our proposed registered public offering in connection with which we plan to “uplist” our common stock to The Nasdaq Capital Market.

Outstanding Options and Warrants

Based upon the Reverse Stock Split ratio determined by our Board, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants, or other convertible or exchangeable securities entitling the holders to acquire shares of our common stock. This will result in approximately the same aggregate price being required to be paid under such options or warrants, upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be adjusted proportionately based upon the Reverse Stock Split ratio determined by our Board. The Reverse Stock Split will not affect the expiration date of any outstanding options or warrants.

The following table sets forth, as of June 3, 2016 and for illustrative purposes only, (1) the number of shares of common stock issuable upon exercise of outstanding options, (2) the number of shares available for issuance under our equity compensation plans, and (3) the number of shares of common stock issuable upon exercise of outstanding warrants, in each case that would result from the possible Reverse Stock Split ratios, without giving effect to the treatment of fractional shares. The actual number of shares after giving effect to the Reverse Stock Split, if implemented, will depend on the actual ratio that is determined by our Board and the treatment of fractional shares.

		As of June 3, 2016

	Shares of Common Stock Issuable Upon Exercise of Outstanding Options	Shares of Common Stock Available for Future Issuance Under Equity Compensation Plans	Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants
Prior to Reverse Stock Split	12,141,309	2,392,980	36,596,788
1-for-15 Reverse Stock Split	809,421	159,532	2,439,786
1-for-20 Reverse Stock Split	607,066	119,649	1,829,840
1-for-25 Reverse Stock Split	485,653	95,720	1,463,872
1-for-30 Reverse Stock Split	404,711	79,766	1,219,893
1-for-35 Reverse Stock Split	346,895	68,371	1,045,623
1-for-40 Reverse Stock Split	303,533	59,825	914,920

Certain Risks Associated with the Reverse Stock Split

There are a number of risks associated with the Reverse Stock Split, including:

•	The market price per share of our common stock after the Reverse Stock Split may not remain in excess of the $4.00 minimum bid price per share required for initial listing on The Nasdaq Capital Market. Likewise, although the Reverse Stock Split is intended to permit us to meet one of the listing criteria for The Nasdaq Capital Market, there can be no assurance that we will be able to satisfy all of the listing criteria. In addition to the initial bid price requirement, there are other financial and liquidity criteria we will need to satisfy, in particular a minimum stockholders’ equity requirement. Therefore, if our stockholders approve this proposal, it is possible that the Reverse Stock Split could be implemented without us successfully uplisting our common stock to The Nasdaq Capital Market.

•	The Reverse Stock Split could be viewed negatively by the market, and other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the market price of the shares of our common stock. There can be no assurance that the market price per share of our common stock after the Reverse Stock Split will increase or remain in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

•	If the Reverse Stock Split is approved and implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. Of course, the market price of our common stock will also be based on our financial results and other factors that are unrelated to the number of shares outstanding.

•	Although our Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per share market price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Other factors, such as our financial results, market conditions and the market perception of our business, likewise may adversely affect the interest of new investors in the shares of our common stock. Further, after the Reverse Stock Split, we will have fewer shares that are publicly traded. As a result, the trading liquidity of shares of our common stock may not improve, and could decline, as a result of the Reverse Stock Split. There can be no assurance that the Reverse Stock Split, if approved and implemented, will result in the intended benefits described in this Proxy Statement.

•	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots could be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Our Board intends to implement the Reverse Stock Split, if approved by our stockholders, because our Board believes that a decrease in the number of shares is likely to improve the trading price of our common stock and allow us satisfy one of the initial listing criteria for The Nasdaq Capital Market. Our Board therefore believes that the Reverse Stock Split is in the best interests of us and our stockholders. However, our Board reserves its right to abandon the Reverse Stock Split if it determines, in its sole discretion, that it would no longer be in the best interests of us and our stockholders to implement the Reverse Stock Split.

Beneficial Holders of Common Stock (i.e., stockholders who hold in “street name”)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than we have instituted for registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their bank, broker, custodian or other nominee.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Some of our registered holders of common stock may hold their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership in shares of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If your shares of common stock are held in book-entry form, you will receive a transmittal letter from our transfer agent, which is also acting as our exchange agent in connection with our Reverse Stock Split, as soon as practicable after the Effective Time. The letter of transmittal will contain instructions on how to receive your post-Reverse Stock Split shares of common stock electronically in book-entry form under the Direct Registration System (DRS). Shareholders will need to return to our transfer agent a properly executed and completed letter of transmittal in order to receive their new book-entry statement representing post-Reverse Stock Split shares of common stock and any cash payment due to them in lieu of fractional shares. The post-Reverse Stock Split shares of common stock will be subject to the same restrictive legends, if any, as the pre-Reverse Stock Split shares.

Holders of Certificated Shares of Common Stock

Most of the registered holders of our common stock hold their shares in certificate form. If your shares of common stock are held in certificate form, you will receive a transmittal letter from our transfer agent, which is also acting as our exchange agent in connection with the Reverse Stock Split, as soon as practicable after the Effective Time. The letter of transmittal will contain instructions on how to surrender your certificate or certificates representing your pre-Reverse Stock Split shares to our transfer agent. Upon our transfer agent’s receipt of your pre-Reverse Stock Split certificate(s), together with a properly completed and executed letter of transmittal, you will receive your post-Reverse Stock Split certificate(s) and any cash payment due to you in lieu of fractional shares. The post-Reverse Stock Split shares of common stock will be subject to the same restrictive legends, if any, as the pre-Reverse Stock Split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Regardless of how stockholders hold shares of our common stock (i.e., in book-entry or certificated form), stockholders will not have to pay any service charges to us or our transfer agent solely by virtue the Reverse Stock Split.

Accounting Matters

The Reverse Stock Split will not affect the total amount of stockholders’ equity or deficit on our balance sheet. However, because the Reverse Stock Split will not affect the par value of our common stock, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net loss and net book value per share of our common stock will be higher as a result of the Reverse Stock Split because there will be fewer shares of common stock outstanding. All historic share and per share amounts in our financial statements and related footnotes will be adjusted accordingly for the Reverse Stock Split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act, and the Reverse Stock Split will not cause our common stock to be held of record by less than 300 persons.

Potential Anti-Takeover Effect

SEC rules require disclosure and discussion of the effects of any proposal that could be used as an anti-takeover device. This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the outstanding shares of our common stock and could, under certain circumstances, have an anti-takeover effect, although that is not the purpose or intent of the proposal. A relative increase in the number of authorized but unissued shares of common stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized shares. A relative increase in our authorized but unissued shares of common stock could potentially deter takeovers, including takeovers that our Board determines are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. Our Board is not aware of any attempt to take control of our business and has not considered the Reverse Stock Split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the Reverse Stock Split, with the exception of our proposed registered public offering in connection with which we plan to “uplist” our common stock to The Nasdaq Capital Market.

Further, there are provisions in our Amended and Restated Certificate of Incorporation and Bylaws, as well as provisions of Delaware law, that may discourage, delay or prevent a merger, acquisition or change of control. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors and take other corporate actions. These provisions:

•	permit our Board to issue shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control;

•	provide that the authorized number of directors may be changed only by resolution of our Board;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of our stockholders may be called only by the chairman of our Board, our Chief Executive Officer or by our Board pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•	provide that stockholders will be permitted to amend our Bylaws only upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any broad range of business combinations with any stockholder who owns, or at any time in the last three years owned, 15% or more of our outstanding voting stock, for a period of three years following the date on which the stockholder became an interested stockholder. This provision could have the effect of delaying or preventing a change of control, whether or not it is desired by or beneficial to our stockholders.

No Dissenters’ Appraisal Rights

Our stockholders are not entitled to dissenters’ appraisal rights or other similar dissenters’ rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Certain Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following summary is for informational purposes only and is not intended as tax or legal advice. Each stockholder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split generally applicable to holders of shares of our common stock. This summary addresses only such stockholders who hold their pre-Reverse Stock Split shares as capital assets and will hold the post-Reverse Stock Split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial decisions and current administrative rulings, as of the date of this Proxy Statement, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult its tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Stock Split.

Exchange Pursuant to Reverse Stock Split

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Stock Split shares for post-Reverse Stock Split shares pursuant to the Reverse Stock Split, except to the extent of cash, if any, received in lieu of fractional shares, further described under the caption “Fractional Shares” above. The aggregate tax basis of the post-Reverse Stock Split shares received in the Reverse Stock Split, including any fractional share deemed to have been received, should be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged therefor, and the holding period of the post-Reverse Stock Split shares should include the holding period of the pre-Reverse Stock Split shares.

Cash in Lieu of Fractional Shares

A holder of pre-Reverse Stock Split shares that receives cash in lieu of a fractional share of post-Reverse Stock Split shares generally should be treated as having received such fractional share pursuant to the Reverse Stock Split and then as having exchanged such fractional share for cash in a redemption by us. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-Reverse Stock Split shares exchanged in the Reverse Stock Split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss should constitute a long-term capital gain or loss if the stockholder’s holding period for such pre-Reverse Stock Split shares exceeds one year at the time of the Reverse Stock Split. Deductibility of capital losses by stockholders is subject to limitations.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock or options or warrants to acquire shares of our common stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to not file the Reverse Split Amendment and to abandon the Reverse Stock Split without further action by our stockholders at any time before the Effective Time, even if the authority to effect the Reverse Stock Split is approved by our stockholders at the Special Meeting. By voting in favor of this proposal, you are expressly also authorizing our Board to delay, not proceed with, and abandon, the Reverse Stock Split if the Board should so decide, in its discretion, that such action is in the best interests of our stockholders.

How many votes are required to approve Proposal 1?

The affirmative vote of a majority of the outstanding shares of our common stock is required to approve Proposal 1. Therefore, abstentions and broker non-votes will count as votes against this proposal.

What does the Board recommend?

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 1.

PROPOSAL 2

ADJOURNMENT Proposal

If at the Special Meeting a quorum is present but the number of shares of common stock present in person or by proxy and voting in favor of Proposal 1 is insufficient to approve Proposal 1, we may move to adjourn the Special Meeting to enable our Board to continue to solicit additional proxies in favor of Proposal 1.

In this Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting and any later adjournments. If our stockholders approve this Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of Proposal 1. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against Proposal 1 have been received, we could adjourn the Special Meeting without a vote on Proposal 1 and seek to convince the holders of those shares to change their votes to votes in favor of Proposal 1.

How many votes are needed to approve Proposal 2 (i.e., this Adjournment Proposal)?

The affirmative vote of holders of a majority of the shares of our common stock present in person or by proxy at the Special Meeting and entitled to vote is required to approve Proposal 2.

What does the Board recommend?

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of May 15, 2016 regarding the beneficial ownership of our common stock by:

•	each person, or group of affiliated persons, who is known by us to own beneficially five percent or more of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Percentage ownership calculations for beneficial ownership are based on 95,914,044 shares outstanding as of May 15, 2016. Except as otherwise indicated below, the address of each beneficial owner of our common stock is c/o MRI Interventions, Inc., 5 Musick, Irvine, California 92618.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of May 15, 2016. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Beneficial Owner	Number of Shares Owned		% of Shares Outstanding
5% Stockholders
Bruce C. Conway 5403 Drane Dr. Dallas, TX 75209	9,069,206	(1)	9.46%
Directors and Named Executive Officers
Kimble L. Jenkins	2,417,374	(2)	2.48%
Pascal E.R. Girin	91,932	(3)	*
Charles E. Koob	1,049,548	(4)	1.09%
Philip A. Pizzo	182,576	(5)	*
Timothy T. Richards	269,075	(6)	*
Andrew K. Rooke	7,115,279	(7)	7.30%
Maria Sainz	116,085	(8)	*
John N. Spencer, Jr.	331,291	(9)	*
Francis P. Grillo	1,499,175	(10)	1.55%
Harold A. Hurwitz	181,779	(11)	*
Robert C. Korn	400,000	(12)	*
All directors and named executive officers as a group (11 persons)	13,654,114	(13)	14.06%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	Based in part on a Schedule 13D/A filed by Mr. Conway with the SEC on January 8, 2016. Includes 50,000 shares jointly held with his spouse, 486,000 shares held solely by his spouse, 1,295,388 shares that Mr. Conway has the right to acquire through the exercise of warrants, 45,000 shares that Mr. Conway has the right to acquire through the exercise of options and 2,605,393 shares in the aggregate owned (or underlying warrants immediately exercisable) by the Alden M. Conway Trust, the Chase T. Conway Trust, the Merritt Elizabeth Conway Trust, the Edna N. Conway Irrevocable Trust FBO Alden M. Conway, the Edna N. Conway Irrevocable Trust FBO Chase T. Conway, the Edna N. Conway Irrevocable Trust FBO Merritt Elizabeth Conway and the Conway Family GST Trust. Mr. Conway is the trustee of each of the aforementioned trusts and has voting and investment power of each trust’s shares, which are held in trust for the benefit of members of his family. Also includes 92,500 shares owned by the BCC Life Insurance Trust, which shares are held in trust for the benefit of Mr. Conway’s children. A third party serves as trustee for such trust.

(2)	Includes 1,390,500 shares that Mr. Jenkins has the right to acquire through the exercise of options.

(3)	Includes 35,000 shares that Mr. Girin has the right to acquire through the exercise of options.

(4)	Includes 20,000 shares held jointly with his spouse, 163,750 shares that Mr. Koob has the right to acquire through the exercise of options, 154,035 shares owned by the Koob Family Trust and 107,825 shares the Koob Family Trust has the right to acquire through the exercise of warrants. Mr. Koob is trustee of the Koob Family Trust, and has voting and investment power over the securities held by the Koob Family Trust.

(5)	Includes 105,000 shares that Dr. Pizzo has the right to acquire through the exercise of options and 77,576 shares held by the Philip and Margaret Living Trust. Dr. Pizzo is trustee of the Philip and Margaret Living Trust, and has voting and investment power over the securities held by the Philip and Margaret Living Trust.

(6)	Includes 70,000 shares that Mr. Richards has the right to acquire through the exercise of options and 53,913 shares Mr. Richards has the right to acquire through the exercise of warrants.

(7)	Includes 500,000 shares owned by Payne Partners, LLC, 465,117 shares owned by the Withington Foundation, 2,058,207 shares owned by Rooke Fiduciary Management, 1,107,825 shares that Mr. Rooke has the right to acquire through the exercise of warrants, 105,000 shares that Mr. Rooke has the right to acquire through the exercise of options and 300,000 shares that the Robert L. and Alice W. Rooke Trust, for which Mr. Rooke serves as trustee, has the right to acquire through the exercise of warrants. Mr. Rooke has voting and investment power over the shares owned by Payne Partners, LLC, the Withington Foundation and Rooke Fiduciary Management. Also includes 1,577,832 shares owned by 12 trusts established for the benefit of Mr. Rooke and his family members. Mr. Rooke is the trustee of each of those trusts and he has voting and investment power over each trust’s shares.

(8)	Includes 9,324 shares that Ms. Sainz has the right to acquire through the exercise of warrants, and 70,000 shares that Ms. Sainz has the right to acquire through the exercise of options.

(9)	Includes 113,119 shares jointly held with Mr. Spencer’s spouse, 20,400 shares held in an IRA, 7,500 shares held in Mr. Spencer’s daughter’s IRA, 9,991 shares that Mr. Spencer and his spouse have the right to acquire through the exercise of warrants, and 155,000 shares that Mr. Spencer has the right to acquire through the exercise of options.

(10)	Includes 215,651 shares that Mr. Grillo has the right to acquire through the exercise of warrants and 800,000 shares that Mr. Grillo has the right to acquire through the exercise of options.

(11)	Includes 150,000 shares that Mr. Hurwitz has the right to acquire through the exercise of options.

(12)	Represents 400,000 shares that Mr. Korn has the right to acquire through the exercise of options.

(13)	Includes 3,023,324 shares owned by entities controlled by a director, 1,809,443 shares owned by trusts, 4,840,954 shares issuable upon the exercise of options and warrants held by directors and executive officers, and 407,825 shares issuable upon the exercise of warrants held by trusts.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Our annual meeting of stockholders generally is held in June of each year. If you wish to submit a proposal or director nomination to be included in our Proxy Statement for our 2017 Annual Meeting of Stockholders, proposals must be submitted by eligible stockholders who have complied with the relevant rules of the SEC and must be received at our principal executive office no later than December 26, 2016 (120 days before the anniversary of the mailing date of the Proxy Statement for our 2016 Annual Meeting of Stockholders). However, if our 2017 Annual Meeting of Stockholders is not held between May 8, 2017 and July 7, 2017, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials. Stockholder proposals should be delivered to our Corporate Secretary at MRI Interventions, Inc., 5 Musick, Irvine, California 92618.

Pursuant to our Bylaws, stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2017 Annual Meeting of Stockholders, you must notify our Corporate Secretary, in writing, not later than the close of business on January 25, 2017, nor earlier than the close of business on December 26, 2016. We also advise you to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that we do not hold our 2017 Annual Meeting of Stockholders between May 8, 2017 and July 7, 2017. A stockholder’s notice to our Corporate Secretary must set forth the information required by our Bylaws with respect to each matter the stockholder proposes to bring before the 2017 Annual Meeting. In the event a stockholder proposal intended to be presented for action at the 2017 Annual Meeting is not received timely, then the persons designated as proxies in the proxies solicited by our Board in connection with the 2017 Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the Proxy Statement for the 2017 Annual Meeting.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports and other information with the SEC. Any interested party may inspect information we file, without charge, at the public reference facilities of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. Any interested party may obtain copies of all or any portion of the information we file at prescribed rates from the Public Reference Section of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission at http://www.sec.gov.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Although we do not household for our registered stockholders, some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy was delivered. For copies of this Proxy Statement, stockholders should write to Corporate Secretary, MRI Interventions, Inc., 5 Musick, Irvine, California 92618, or call (949) 900-6833.

Other Business

Our Board knows of no matters other than those discussed in this Proxy Statement which will be presented at the Special Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of management.

By Order of the Board,

Harold A. Hurwitz

Chief Financial Officer and Secretary

Irvine, California

June 6, 2016

APPENDIX A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MRI INTERVENTIONS, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

MRI INTERVENTIONS, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the name of the corporation is MRI Interventions, Inc.

SECOND: That the Amended and Restated Certificate of Incorporation of MRI Interventions, Inc., as amended, is hereby amended by deleting Section A of Article IV thereof and substituting the following in its place:

A.          Authorized Stock. The total number of shares which the Corporation shall have authority to issue is Two Hundred Twenty Five Million (225,000,000), consisting of Two Hundred Million (200,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”), and Twenty Five Million (25,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified as and converted into a different number of shares of Common Stock (the “New Common Stock”) such that each [______]1 shares of Old Common Stock shall, at the Effective Time, be automatically reclassified as and converted into one share of New Common Stock. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of whole shares of New Common Stock into which such Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined in good faith by the Board of Directors of the Corporation.

THIRD: That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this _____ day of _______________, 2016.

MRI INTERVENTIONS, Inc.

By:
Francis P. Grillo
Chief Executive Officer

1  By approving this Certificate of Amendment, stockholders are approving one, and only one, reverse stock split ratio of 15, 20, 25, 30, 35 or 40 shares of our Common Stock into one share. The Certificate of Amendment that is filed with the Secretary of State of the State of Delaware will include only one ratio determined by the Board of Directors of the corporation to be in the best interests of the corporation and its stockholders following stockholder approval of this amendment and prior to the time of filing of the Certificate of Amendment.

A-1

MRI INTERVENTIONS, INC.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 29, 2016.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0537
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION EFFECTUATING A REVERSE STOCK SPLIT, AND FOR PROPOSAL 2.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2016.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.